EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into to be effective as of the 1st day of March 2006, by and between Tix Corporation, a Delaware corporation (hereinafter the "Company"), and Mitch Francis, an individual (hereinafter "Employee").

                                   WITNESSETH


      WHEREAS, the Company desires to continue the services of Employee, and Employee is willing to continue as an employee of the Company, on the terms and subject to the conditions hereinafter set forth. This Agreement supersedes and replaces all prior agreements between the Company and Employee regarding the subject matter hereof.

      NOW, THEREFORE, for and in consideration of the mutual promises herein contained, the parties hereto hereby agree as follows;

      1. Engagement; Nature of Duties. The Company hereby engages Employee, for the period hereinafter set forth, to serve as and hold the offices of Chairman of the Board, President and Chief Executive Officer, and to perform the duties of such offices as provided in the Bylaws of the Company and as directed by the Board of Directors of the Company. Employee agrees to serve in such capacity and to do and perform the service, acts, or things necessary to carry out the duties of such offices, and such other duties, not inconsistent with such offices and Employee's position as an executive officer of the Company. Employee shall report only to the Board of Directors of the Company from time to time. It is expressly agreed and acknowledged that employment in the capacity of the aforementioned offices was a material inducement to Employee to enter into this Agreement. The Company further agrees and acknowledges that election, and being retained in office, as a director was a material inducement to Employee to enter into this Agreement. The Board of Directors agrees to use its best efforts, so long as this Agreement remains in effect, to cause Employee to be nominated as a director at any meeting or action of the stockholders of the Company for the purpose of electing directors, and to use their best efforts to cause Employee to be elected and retained in office as a director throughout the term of this Agreement. Employee may assign certain of the compensatory benefits hereunder to Francis Development Inc. subject to approval of the Company, which shall not be unreasonably withheld. Employee is solely responsible for any and all federal or state tax consequences arising from any assignment of compensatory benefits to Francis Development, Inc.

      2. Term. The term of employment pursuant to this Agreement shall be for a period of three (3) years, commencing on March 1, 2006 (the "Commencement Date"), unless sooner terminated in accordance with the provisions hereof (the "Term").

      3. Performance of Duties. Employee shall devote such time and attention to Employee's duties as may be reasonably necessary to perform and carry out such duties. Nothing herein contained shall be deemed to preclude Employee from performing services to other businesses or entities not affiliated with the Company or having personal investments and from devoting a reasonable amount of time to the care and attention thereof, provided that the same shall in no manner interfere with or derogate from Employee's work for the Company or conflict with the Company's business.

      Employee shall perform his duties hereunder primarily in the Los Angeles, California area, and shall not be required to perform such duties on a regular basis at any other location except for site or location visits to be conducted by Employee from time to time. Employee shall not be required to relocate without his consent.

      4. Compensation.

            (i) Base Salary. The Company shall pay to Employee a base salary in the amount of Two Hundred Seventy-five Thousand Dollars ($275,000) per year (the "Base Salary"), payable in periodic installments in accordance with the Company's prevailing policy for compensating personnel, but not less often than semi monthly. On each yearly anniversary of the Commencement Date (March 1, 2006), the Base Salary shall be increased by eight percent (8%).

            (2) Earnings Bonus. In addition to the Base Salary, and any and all other compensation, profit-sharing participation, benefits, bonuses or other amounts due to or receivable by Employee pursuant to this Agreement, Employee shall receive an annual bonus (the "Earnings Bonus") equal to six (6%) percent of the Company's annual earnings in excess of $500,000 before taxes, depreciation and amortization (ebtda) but after interest. A pro rata portion of the Earnings Bonus (calculated by annualizing the year to date ebtda and taking into account any Earnings Bonus paid for any prior periods) shall be due and payable within ninety (90) days after the calendar (or the Company's fiscal) year end.

            (c) Restricted Shares. Within thirty (30) days of the Commencement Date, the Company shall cause the issuance to Employee of 500,000 restricted shares of the Company's Common Stock. The shares shall be subject to a prohibition on trading, encumbering, or otherwise transferring the shares (without prior board approval) which shall lapse equally over three (3) years (166,666 shares on 3/1/07, 166,666 shares on 3/1/08 and 166,667 shares on
3/1/09).

      5. Expenses Reimbursement; Automobile. The services required of Employee by this Agreement shall include the responsibility and duty of entertaining business associates and others with whom the Company is, desires to be, or may become engaged in business or with whom it seeks, now or in the future, to develop or expand business relationships, or with whom it is otherwise to the benefit of the Company to establish or maintain communications. It may also be necessary for Employee to travel from time to time on behalf of and for the benefit of the Company, or in furtherance of the Company's business. It is the Company's belief that the performance of Employee's duties in such travel and entertainment activities will produce the maximum benefits which the Company expects to derive from Employee's services. Accordingly, the Company shall pay, or if Employee shall have paid, shall reimburse to Employee, any and all expenses incurred by him or for his account in the performance of his duties hereunder, including all expenses for business, entertainment, promotion and travel by Employee, subject only to Employee providing appropriate documentation for such expenses. It is expressly agreed, in connection therewith, that Employee shall be provided or reimbursed for reasonable travel and accommodations, but no first-class air travel will be deemed reasonable, (unless under special price offering). The Company shall provide Employee with an automobile, reasonably commensurate with Employee's office and position, for use by Employee in performing Employee's duties hereunder and the Company shall be responsible for all expenses associated with ownership/leasing of such automobile, including, but not limited to, costs of licensing or registration, maintenance, taxes and gasoline. Employee shall maintain such records with respect to the use of such automobile as the Company may reasonably request.

      In the event that Employee shall be deemed to have received income, for state or federal income tax purposes, by reason of Employee's receipt of or reimbursement for any of the benefits or expenses set forth in this Section 5, the Company shall pay or reimburse Employee for all taxes required to be paid by Employee with respect to such income.

      6. Medical and Life Insurance; Pension Benefits; Tax Preparation. The Company shall provide or reimburse Employee and Employee's spouse for health and long-term care insurance (premiums up to $25,000 per year), and Employee life insurance (premiums up to $10,000 per year), and disability insurance (up to $10,000 per month coverage) (premiums up to $5,000 per year). Employee shall also have the right to participate in any and all employee retirement benefits plan or profit-sharing plan which the Company maintains for its personnel, and in effect at any time during the period of Employee's employment hereunder, subject only to any eligibility restrictions of such plans, the plan documents and generally applicable policies of the Company. Employee shall be entitled to reimbursement of up to $4,000 per year for personal tax consultation and preparation of tax returns and other forms and filings.

      7. Vacation. During each year of the Term, Employee shall be entitled to a vacation of four (4) weeks, without deduction of salary. Such vacation shall be taken at such time or times during the applicable year as may be mutually determined by Employee and the Company. Any additional vacation period shall be determined by the Company consistent with the general customs and practices of the Company applicable to its personnel.

      8. Termination. This Agreement may be terminated by the Company for cause. As used herein, "cause" shall mean:

            (a) the commission by Employee of any act of embezzlement, fraud, larceny or theft on or from the Company or an affiliate of the Company;

            (b) the commission by Employee of, or indictment of Employee for a felony;

            (c) failure to perform, or materially poor performance of, Employee's duties and responsibilities assigned or delegated under this Agreement, or any material misconduct or violation of the Company's policies, in either case, which continues for a period of thirty (30) days after written notice given to Employee; or

            (d) a material breach by Employee of any of the covenants, terms or provisions of this Agreement or any agreement between the Company and Employee regarding confidentiality, non-competition or assignment of inventions.

            In addition, this Agreement shall automatically be terminated upon Employee's death or permanent disability. As used herein, "permanent disability" shall mean Employee's complete inability to perform Employee's duties hereunder, as determined by Employer's physician, which inability continues for more than one-hundred eighty (180) consecutive days.

            In the event that this Agreement is terminated by the Company for any reason other than for cause or for death or permanent disability as defined above, or pursuant to a Change in Control discussed below, the Company expressly agrees and acknowledges that Employee shall be entitled to receive the base salary, bonuses and benefits described in Sections 4 and 5 of this Agreement for the remainder of the Term and shall have no duty or obligation to accept other employment, or otherwise mitigate Employee's damages resulting from such termination. The Company further agrees and acknowledges that, in the event Employee does obtain other employment following the Company's termination of this Agreement other than for cause, the Company shall not be entitled to any set off or reduction in the amounts payable to Employee hereunder as a result of any compensation paid to Employee with respect to such new employment.

      9. Change in Control

            (a) Termination following a Change in Control. If a Change in Control of the Company shall have occurred, Employee shall be entitled to Termination Benefits (as defined in Section 9(c)) upon the subsequent termination of Employee's employment during the term of this Agreement, unless such termination is pursuant to Section 8, above, or upon termination by Employee for Good Reason, as defined in Section 9(d).

            (b) What Constitutes a "Change in Control". A "Change in Control of the Company" shall be deemed to have occurred upon the occurrence of any one or more of the following events:

                  (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than Employee or a trustee or other fiduciary holding securities under an employee benefit plan of the Company; hereafter becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;

                  (ii) during any period (other than any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board and any new directors (other than directors designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (i) or (iii) of this Section 9(b)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

                  (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

            (c) Termination Benefits. As used in this Agreement, the term "Termination Benefits" means the payment provision of all of the following:

                  (i) Employee's salary through Employee's date of termination at the rate in effect at that time, plus all other amounts, including bonuses, to which Employee is entitled under this Agreement and any compensation plan of the Company, at the time such payments are due but in any event no later than the 30th day after Employee's date of termination;

                  (ii) a lump sum Severance Payment (in an amount determined pursuant to Section 9(c)(vi) below) which amount shall be paid to Employee not later than the 30th day after Employee's date of termination;

                  (iii) the Company also shall pay to Employee all legal fees and expenses incurred by Employee as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of Section 280G(b) of the Code, to any payment or benefit provided hereunder), within five days after Employee's request for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require;

                  (iv) the Company shall continue to provide Employee for a period of eighteen (18) months after Employee's date of termination with benefits substantially similar to those enjoyed by Employee under any of the Company's life, medical, health, accident, or disability plans in which Employee were participating at the time the Change in Control of the Company occurred; and

                  (v) any and all options to purchase securities of the Company held by Employee on Employee's date of termination (whether or not otherwise fully vested and immediately exercisable by Employee) shall be fully vested and immediately exercisable by Employee for a period of one (1) year following Employee's date of termination.

                  (vi) The term "Severance Payment" means an amount equal to five (5) times the current annual base salary actually paid to Employee by the Company before the time of the Change in Control of the Company.

                  (vii) Employee shall not be required to mitigate the amount of any payment provided for in this Section 9 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this
Section 9 be reduced by any compensation earned by Employee as the result of the employment by another employer, by retirement benefits, by offset against any amount claimed to be owned by Employee to the Company or otherwise.

                  (viii) In addition to all other amounts payable to Employee under this Section, Employee shall be entitled to receive all benefits payable to Employee under the Company's profit sharing plan and any other plan or agreement relating to retirement benefits.

                  (ix) If a Change in Control of the Company shall have occurred during the original or extended term of this Agreement, this section shall continue in effect for a period of 24 months beyond the month in which such change in Control of the Company occurred.

            (d) Termination by Employee for Good Reason. The term "Good Reason" means the occurrence, without Employee's express written consent, after a Change in Control of the Company of any of the following circumstances:

                  (i) the assignment to Employee of any duties inconsistent with Employee's status as a senior executive officer or key employee of the Company or a substantial adverse alteration in the nature or status of Employee's responsibilities from those in effect immediately prior to the Change in Control of the Company;

                  (ii) a reduction by the Company in Employee's annual salary as in effect on the date thereof or as the same may be increased from time to time except for across-the-board salary reductions similarly affecting all senior executives of the Company and all senior executives of any person in control of the Company;

                  (iii) the relocation of the Company's principal executive offices to a location more than fifty miles from the location of such offices immediately prior to the Change in Control of the Company or the Company's requiring Employee to be based anywhere other than the Company's principal executive substantially consistent with Employee's present business travel obligations;

                  (iv) the failure by the Company, without Employee's consent, to pay to Employee any portion of Employee's current compensation except pursuant to an across-the-board compensation deferral similarly affecting all senior executives of the Company and all senior executives of any person in control of the Company, within seven days of the date such compensation is due;

                  (v) the failure by the Company to continue in effect any compensation plan in which Employee participate immediately prior to the Change in Control of the Company which is material to Employee's total compensation , including but not limited to the Company's profit sharing plan, or any substitute plans adopted prior to the Change in Control of the Company, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or failure by the Company to continue Employee's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of Employee's participation relative to other participants, as existed at the time of the Change in Control of the Company;

                  (vi) the failure by the Company to continue to provide Employee with benefits substantially similar to those enjoyed by Employee under any of the Company's pension, life insurance, medical, health, and accident, or disability plans in which Employee were participating at the time of the Change in Control of the Company, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive Employee of any material fringe benefits enjoyed by Employee at the time of the Change in Control of the Company, or the failure by the Company to provide Employee with the number of paid vacation days to which Employee is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect at the time of the Change in Control of the Company; or

                  (vii) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement.

      Employee's continued employment shall not constitute consent to, or waiver of rights with respect to, any circumstances constituting Good Reason.

      10. Indemnification. The Company shall indemnify, defend and hold Employee harmless from and against any and all claims, demands, suits, obligations, liabilities, actions, losses, cost, expenses, fines or penalties which may now or hereafter be pending, threatened or commenced against or incurred by Employee relating to or in any way resulting from Employee's performance of his duties hereunder, or any action or failure to act by Employee in connection with such duties. Employee's rights under this Section 10 shall be in addition to, and not in lieu of, any and all other rights of Employee under applicable law or any agreement with the Company regarding indemnification.

      11. Confidential Information.

            (a) As used in this Agreement "Confidential Information" means any and all information disclosed to Employee or which Employee gains knowledge of as a consequence or through Employee's employment by the Company (including information conceived, originated, discovered or developed by Employee) about the Company's products, processes, and services, including information relating to research, development, inventions, manufacture, purchasing, accounting, engineering, marketing, merchandising, selling trade secrets, or customer lists, which information the Company maintains as confidential.

            (b) Except as required in Employee's duties to the Company and then only with the Company's prior written consent, Employee will not, directly or indirectly, use for Employee's own benefit or the benefit of others, or disseminate, disclose, comment upon or publish articles concerning, any Confidential Information either during or at any time after the term of this Agreement without the Company's consent.

            (c) All documents, papers, notes, notebooks, memoranda, computer files, and other written electronic records of the Company of any kind in the possession or under the control of Employee, shall remain in the property of the Company at all times. Upon the termination of Employee's employment with the Company, all documents, papers, notes, notebooks, memoranda, computer files and other written or electronic records in Employee's possession, whether prepared by Employee or others will be left with Company.

      12. Successors; Binding Agreement.

            (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Employee to Termination of Benefits from the Company as provided herein, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed Employee's date of termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement, by operation of law or otherwise.

            (b) This Agreement shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distribute, devised, and legatees. If Employee should die while any amount would still be payable to Employee hereunder if Employee had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee or other designee or, if there is no such designee, to Employee's estate.

      13. Notices.

            Any and all notices which are required or permitted to be given by any party to any other party hereunder shall be given in writing, sent by registered or certified mail, electronic communications (including telegram or facsimile) followed by a confirmation letter sent by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or messenger service with the charges therefore prepaid, addressed to such party as follows:


         (a)      Notice to the Employee:

         Mitch Francis
         12001 Ventura Place
         Suite 340
         Studio City, CA 91604
         Fax (818) 761-1072

         (b)      Notice to the Company:

         Tix Corporation
         12001 Ventura Place
         Suite 340
         Studio City, CA 91604
         Fax (818) 761-1072

      Or to such other address as the parties shall from time to time give notice of in accordance with this Section. Notices sent in accordance with this Section shall be deemed effective on the date of dispatch, and an affidavit of mailing or dispatch, executed under penalty of perjury, shall be deemed presumptive evidence of the date of dispatch.

      14. Entire agreement and Modification. This Agreement, including the exhibits hereto and the agreements expressly referred to herein, constitutes the entire understanding between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. There are no warranties, representations or other agreements between the parties, in connection with the subject matter hereof, except as specifically set forth herein. No supplement, modification, waiver or termination of this Agreement shall be binding unless made in writing and executed by the party thereto to be bound.

      15. Waivers. No term, condition or provision of this Agreement may be waived except by an express written instrument to such effect signed by the party to whom the benefit of such term condition or provision runs. No such waiver of any term, condition or provision of this Agreement shall be deemed a waiver of any other term, condition or provision, irrespective of similarity, or shall constitute a continuing waiver of the same term, condition or provision, unless otherwise expressly provided. No failure or delay on the part of any party in exercising any right, power or privilege under any term, condition or provision of this agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege.

      16. Severability. In the event any one or more of the terms, conditions or provisions contained in this Agreement should be found in a final award or judgment rendered by any court or arbitrator or panel of arbitrators of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining terms, conditions and provisions contained herein shall not in any way be affected or impaired thereby, and this Agreement shall be interpreted and construed as if such term, condition or provision, to the extent the same shall have been held invalid, illegal or unenforceable, had never been contained herein, provided that such interpretation and construction is consistent with the intent of the parties as expressed in this Agreement.

      17. Headings. The headings of the Articles and Sections contained in this Agreement are included herein for reference purposes only, solely for the convenience of the parties hereto, and shall not in any way be deemed to affect the meaning, interpretation or applicability of this Agreement or any term, condition or provision hereof.

      18. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to its choice of law principles, notwithstanding the fact that one or more counterparts hereof may be executed outside of the State, or one or more of the obligations of the parties hereunder are to be performed outside of the state.

      19. Attorney's fees. In the event that any party to this Agreement shall commence any suit, action, arbitration or other proceeding to interpret this Agreement, or determine or enforce any right or obligation created hereby, including but not limited to any action for rescission of this Agreement or for a determination that this Agreement is void or ineffective ab initio, the prevailing party in such action shall recover such party's costs and expenses incurred in connection therewith, including attorney's fees and costs of appeal, if any. Any court, arbitrator or panel of arbitrators shall, in entering any judgment or making any award in any such suit, action, arbitration or other proceeding, in addition to any and all other relief awarded to such prevailing party, include in such judgment or award such party's costs and expenses as provided in this Section 19.

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

      20. Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one instrument. Any or all of such counterparts may be executed within or outside the State of California. Facsimile signatures shall be have the same binding effect as an original wet ink signature.

      21. Covenant of Further Assurances. All parties to this Agreement shall, upon request, perform any and all acts and execute and deliver any and all certificates, instruments and other documents that may be necessary or appropriate to carry out any of the terms, conditions and provisions hereof or to carry out the intent of this Agreement.

      22. Remedies Cumulative. Each and all of the several rights and remedies provided for in this Agreement shall be construed as being cumulative and no one of them shall be deemed to be exclusive of the others or of any right or remedy allowed by law or equity, and pursuit of any one remedy, or a waiver of any other remedy.

      23. Binding Effect. Subject to the restrictions in Section 25 hereof respecting assignments, this Agreement shall inure to the benefit of and be binding upon all of the parties hereto and their respective executors, administrators, successors and permitted assigns.

      24. Compliance With Laws. Nothing contained in this Agreement shall be construed to require the commission of any act contrary to law and whenever there is a conflict between any term, condition or provision of this Agreement and any present or future statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, the latter shall prevail, but in such event the term, condition or provision of this Agreement affected shall be curtailed and limited only to the extent necessary to bring it within the requirement of the law, provided that such construction is consistent with the intent of the parties as expressed in this Agreement.

      25. Gender. As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural number, shall be deemed to include the others whenever the context so indicates.

      26. No Third Party Benefit. Nothing contained in this Agreement shall be deemed to confer any right or benefit on any person who is not a party to this Agreement.

      27. Assignment. Neither party may assign this Agreement, or any rights hereunder, without the prior express consent of the other party.

      28. Arbitration. Any controversy, dispute or claim of whatever nature arising out of, in connection with or relating to this Agreement or the interpretation, meaning, performance, breach or enforcement thereof, including any controversy, dispute or claim based on contract, tort, or statute, and including without limitation claims relating to the validity of this Agreement or relating to termination of employment, shall be resolved at the request of either party to this Agreement, by final and binding arbitration conducted at a location determined by the arbitrator in Los Angeles, California, administered by and in accordance with the then existing Rules of Judicate West Alternative Dispute Resolution, and judgment upon any award rendered by the arbitrator(s) may be entered by any State or Federal Court having jurisdiction thereof. Either party may commence such proceeding by giving notice to the other party in the manner provided in Section 11 of this Agreement. Upon filing a demand for arbitration, all parties to the Agreement will have the right of discovery to the maximum extent provided by law for actions tried before a court, and both agree that in the event of an arbitration, disputes as to discovery shall be determined by the arbitrator(s). The arbitrator(s) in any such proceeding shall apply California substantive law and the California Evidence Code to the proceeding. The arbitrator(s) shall have the power to grant all legal and equitable remedies (provisional and final) and award damages provided by California law. The arbitrator(s) shall prepare in writing and provide to the parties an award including findings of fact and conclusions of law. The arbitrator(s) shall not have the power to commit errors of law or legal reasoning, and the award may be vacated or corrected pursuant to California Code of Civil Procedure ss.ss.1286.2 or 1286.6 for any such error. The Company shall pay all fees of the arbitrator, and each party shall bear its or his expenses, costs and attorney fees relating to the arbitration and recovery under any order and/or judgment rendered therein. In any such proceeding general counsel for the Company may represent the Company regardless of whether such counsel has rendered advice to Employee in the past unless prohibited by law or rules of the California State Bar Association. The parties hereto hereby submit to the exclusive jurisdiction of the courts of the State of California for the purpose of enforcement of this agreement to arbitrate and any and all awards or orders rendered pursuant thereto.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.


      "Company"

      TIX CORPORATION
      A Delaware Corporation


      By: /s/ BEN FRANKEL
          ------------------------------------------------------------
          Ben Frankel, Director


      "Employee"


      By: /s/ MITCH FRANCIS
          ------------------------------------------------------------
          Mitch Francis

                         COMPENSATION COMMITTEE APPROVAL


         The Tix Corporation Compensation Committee hereby confirms and approves THE EMPLOYMENT AGREEMENT for Mitch Francis effective as of March 1, 2006.


       /s/ BEN FRANKEL                                            March 13, 2006
       -----------------------------------------------------      --------------
       Ben Frankel                                                Date

       /s/ NORMAN FEIRSTEIN                                       March 13, 2006
       -----------------------------------------------------      --------------
       Norman Feirstein                                           Date


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